                                                             FILED PURSUANT TO
                                                             RULE 424(B) (3)
                                                             FILE NO: 333-36557
PROSPECTUS SUPPLEMENT NO. 6
(TO PROSPECTUS DATED DECEMBER 24, 1997, AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENTS NOS. 1 THROUGH 5 DATED JANUARY 15, 1998, FEBRUARY 6, 1998, MARCH
6, 1998, APRIL 9, 1998 AND MAY 27, 1998, RESPECTIVELY)
                          PREMIERE TECHNOLOGIES, INC.

                                 $172,500,000

                5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                               ----------------

  This Prospectus Supplement relates to the offering for resale from time to time (the "Offering") by the holders of $172,500,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2004 (the "Notes") of Premiere Technologies, Inc., a Georgia corporation ("Premiere" or the "Company") and the shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company issuable upon the conversion of the Notes (the "Conversion Shares").

  This Prospectus Supplement is not complete without, and may not be delivered or utilized except together with, the Prospectus dated December 24, 1997, including any supplements or amendments thereto. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

  The line item "Donaldson, Lufkin & Jenrette Securities
Corporation......$17,420,000, 527,878, 527,878" contained in the table set forth in the Prospectus under the caption "Selling Securityholders" is hereby deleted in its entirety and replaced with the following:

Donaldson, Lufkin & Jenrette Securities
 Corporation*....................................... 17,900,000 542,424 542,424

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* As of May 29, 1998.

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THE PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    COMMISSION  OR  ANY  STATE  SECURITIES PASSED  UPON  THE  ACCURACY  OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
       A CRIMINAL OFFENSE.

                               ----------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 5, 1998